STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

PAUL ROSENBERG
MCIG, INC.

NV

Job:C20140418-2353
April 25, 2014

Special Handling Instructions:
04-25-14 FSC/DESIGNATION/EMAIL/ALF

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Correction	20140285659-82	4/18/2014 8:46:50 AM	1	$175.00	$175.00
Total					$175.00

Payments

Type	Description	Amount
Credit	160693|14042521000964	$175.00
Total		$175.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

PAUL ROSENBERG
MCIG, INC.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090401

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20140285659-82
Filing Date and Time
04/18/2014 8:46 AM
Entity Number
E0631372010-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

mCig, Inc.

2. Description of the original document for which correction is being made:

Certificate of Designation

3. Filing date of the original document for which correction is being made: 09/11/2013

4. Description of the inaccuracy or defect:

Section 5 states that shareholders have no preemptive rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

5. Correction of the inaccuracy or defect:

The correct section 5 should disclose that each holder of shares of Series A Preferred Stock shall have the right to convert, at any time and from time to time, all or any part of the Preferred Shares held by such Holder into a stated number of the company's Common Stock Shares.

See Exhibit A attached hereto for the correction of the inaccuracy or defect.

6. Signature:

X

Authorized Signature

President

Title *

04/18/2014

Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

Exhibit A to
Certificate of Correction of
mCig, Inc.

Certificate of Designation
Filed by the Nevada Secretary of State
on September 11, 2013

5. Correction of the inaccuracy or defect.

Section 5 is amended in its entirety to read as follows:

5. Right to Convert. Each holder of shares of Series A Preferred Stock shall have the right to convert, at any time and from time to time, all or any part of the Preferred Shares held by such Holder into a stated number of the company's Common Stock Shares (the "Conversion Shares") as is determined in accordance with the terms hereof.

/s/ Paul Rosenberg

Paul Rosenberg, CEO

mCig, Inc.